Exhibit 99.1

LIBERTY BROADBAND REPORTS
FIRST QUARTER 2022 FINANCIAL RESULTS

Englewood, Colorado, May 6, 2022 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported first quarter 2022 results. Headlines include(1):

●	Fair value of Charter investment was $29 billion as of March 31st
●	From February 1st through April 30th, Liberty Broadband received $753 million of proceeds from sale of 1.3 million Charter shares to Charter
o	Maintained fully diluted equity interest in Charter of 26%(2)
●	From February 1st through April 30th, Liberty Broadband repurchased 5.1 million LBRDA/K shares at an average price per share of $140.13 for total cash consideration of $719 million
●	In the first quarter, GCI(3) revenue decreased 4% to $233 million, generated operating income of $21 million and adjusted OIBDA(4) declined 9% to $87 million
●	Sold Skyhook subsidiary for approximately $170 million of net proceeds on May 2nd

Share Repurchases

From February 1, 2022 through April 30, 2022, Liberty Broadband repurchased approximately 4.7 million shares of Series C Liberty Broadband common stock (Nasdaq: LBRDK) at an average cost per share of $140.52 for total cash consideration of $660 million and repurchased approximately 430 thousand shares of Series A Liberty Broadband common stock (Nasdaq: LBRDA) at an average cost per share of $135.84 for total cash consideration of $58 million. The total remaining repurchase authorization for Liberty Broadband as of May 1, 2022 is approximately $1.7 billion.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26% on a fully diluted basis. Such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From February 1, 2022 through April 30, 2022, Liberty Broadband sold approximately 1.3 million shares of Charter Class A common stock to Charter for total proceeds of approximately $753 million.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of December 31, 2021 and March 31, 2022.

(amounts in millions)	12/31/2021	3/31/2022
Cash and Cash Equivalents:
GCI Holdings	$34	$111
Corporate and Other	157	189
Total Liberty Broadband Consolidated Cash	$191	$300

Fair Value of Public Holdings in Charter(a)	$34,807	$28,595

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	399	399
Tower Obligations and Other(c)	98	97
Total GCI Holdings Debt	$1,097	$1,096
GCI Leverage(d)	3.0x	2.9x

Charter Margin Loan	$1,300	$1,600
1.25% Exchangeable Senior Debentures due 2050(e)	825	825
1.75% Exchangeable Senior Debentures due 2046(e)	15	15
2.75% Exchangeable Senior Debentures due 2050(e)	575	575
Total Corporate Level Debt	$2,715	$3,015

Total Liberty Broadband Debt	$3,812	$4,111
Fair market value adjustment and deferred loan costs	41	(6)
Tower obligations and finance leases (excluded from GAAP Debt)	(92)	(91)
Total Liberty Broadband Debt (GAAP)	$3,761	$4,014

Other Financial Obligations:
Indemnification Obligation(f)	$324	$239
Preferred Stock(g)	179	180

a)	Represents fair value of the investment in Charter as of December 31, 2021 and March 31, 2022. A portion of the Charter equity securities are considered covered shares and subject to certain contractual restrictions in accordance with the indemnification obligation, as described below.

b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under finance leases and tower obligations.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Senior Exchangeable Debentures exclusive of fair market value adjustments.
f)	Indemnity to Qurate Retail, Inc. (“Qurate Retail”), pursuant to an indemnification agreement (the "indemnification agreement"), with respect to the Liberty Interactive LLC ("LI LLC") 1.75% exchangeable debentures due 2046 (the "Charter exchangeable debentures"), as described below.
g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25/share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash increased $109 million in the first quarter driven by Charter share sales in the period and additional borrowing under the Charter margin loan, partially offset by share repurchases at Liberty Broadband. GCI cash grew $77 million in the first quarter primarily due to cash from operations, partially offset by capital expenditures.

On May 2, 2022, Liberty Broadband sold its wholly owned subsidiary Skyhook for approximately $170 million of net proceeds.

Liberty Broadband debt increased $299 million in the first quarter due to an additional draw down on the Charter margin loan. There is $700 million available capacity under the Charter margin loan. GCI’s credit facility has undrawn capacity of $397 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 2.9x.

Liberty Broadband has an indemnification agreement with Qurate Retail with respect to Qurate Retail’s Charter exchangeable debentures. Pursuant to the indemnification agreement, Liberty Broadband will compensate Qurate Retail for any payments made in excess of the adjusted principal amount of the LI LLC Charter exchangeable debentures to any holder that exercises its exchange right on or before the put/call date of October 5, 2023. This indemnity is supported by a negative pledge in favor of Qurate Retail on the reference shares of Class A common stock of Charter held at Liberty Broadband that underlie the LI LLC Charter exchangeable debentures.  The indemnification obligation on Liberty Broadband’s balance sheet is valued based on the estimated exchange feature in the LI LLC Charter exchangeable debentures. As of March 31, 2022, a holder of the LI LLC Charter exchangeable debentures has the ability to exchange, and accordingly, the indemnification obligation is classified as a current liability.

GCI Results

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2022 to the same period in 2021.

GCI revenue decreased 4% in the first quarter. Consumer revenue was flat driven by continued strength in demand for consumer data and wireless, offset by declines in video revenue. Business revenue declined in the first quarter primarily driven by the impact of extending a roaming wireless contract with a large partner in the fourth quarter of 2021, which results in lower quarterly and annual revenue in 2022, but GCI will benefit from the extension of the agreement for several years as well as the continued receipt of backhaul services for GCI’s network post expiration. The previous agreement was expected to be terminated in 2022.

Operating income declined in the first quarter and adjusted OIBDA declined largely in line with the decrease in revenue.

In the first quarter, GCI spent $28 million on capital expenditures, excluding capitalized interest. Capital expenditure spending was related primarily to improvements to the wireless and hybrid fiber coax networks. GCI's net capital expenditures for the full year 2022 are expected to be approximately $150 million.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.D.T.) on May 6, 2022.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to Liberty Broadband and Charter’s stockholder agreement.
3)

Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider, and also holds an interest in Charter Communications, Inc. ("Charter").

4)	For a definition of adjusted OIBDA and adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	1Q21	1Q22
Revenue
GCI Holdings	$242	$233
Corporate and other	5	5
Total Liberty Broadband Revenue	$247	$238

Operating Income (Loss)
GCI Holdings	$29	$21
Corporate and other(a)	(130)	(14)
Total Liberty Broadband Operating Income (Loss)	$(101)	$7

Adjusted OIBDA (Loss)
GCI Holdings	$96	$87
Corporate and other	(13)	(7)
Total Liberty Broadband Adjusted OIBDA (Loss)	$83	$80

a)	Included in Corporate and other for the three months ended March 31, 2021 is the accrual of a one-time payment to settle litigation relating to the merger of Liberty Broadband and GCI Liberty (Hollywood Firefighters’ Pension Fund, et al. v. GCI Liberty, Inc., et al.) pursuant to an agreement in principle signed with plaintiffs’ counsel on May 5, 2021. Liberty Broadband agreed to the final settlement amounts with its insurance carriers in the third quarter of 2021. For more information, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

GCI OPERATING METRICS AND FINANCIAL RESULTS

	1Q21	1Q22	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$119	$119	—%
Business	123	114	(7)%
Total revenue	$242	$233	(4)%

Operating income	$29	$21	(28)%
Operating income margin (%)	11.9%	9.0%	(290)	bps

Adjusted OIBDA(a)	$96	$87	(9)%
Adjusted OIBDA margin(a) (%)	39.7%	37.3%	(240)	bps

GCI Consumer
Financial Metrics
Revenue
Wireless	$44	$46	5%
Data	52	58	12%
Other	23	15	(35)%
Total revenue	$119	$119	—%
Operating Metrics
Wireless:
Revenue generating lines in service(b)	181,000	185,900	3%
Data:
Revenue generating cable modem subscribers(c)	143,900	153,600	7%

GCI Business
Financial Metrics
Revenue
Wireless	$20	$14	(30)%
Data	91	90	(1)%
Other	12	10	(17)%
Total revenue	$123	$114	(7)%

a)	See reconciling schedule 1.
b)	A revenue generating wireless line in service is defined as a wireless device with a monthly fee for services.
c)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber.

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.D.T.) on May 6, 2022.  The call can be accessed by dialing (800) 458-4121 or (323) 794-2093, passcode 3992653, at least 10 minutes prior to the start time.   The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar.  Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, indemnification by Liberty Broadband, the continuation of our stock repurchase program, benefits from extending a roaming contract, backhaul services and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of COVID-19) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP.  Liberty Broadband defines adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges. Further, this press release includes adjusted OIBDA margin which is also a non-GAAP financial measure.  Liberty Broadband defines adjusted OIBDA margin as adjusted OIBDA divided by revenue.

Liberty Broadband believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets.  Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its adjusted OIBDA for the three months ended March 31, 2021 and March 31, 2022, respectively.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	1Q21	1Q22
GCI Holdings Operating Income	$29	$21
Depreciation and amortization	64	63
Stock-based compensation	3	3
GCI Holdings Adjusted OIBDA	$96	$87

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to adjusted OIBDA for Liberty Broadband for the three months ended March 31, 2021 and March 31, 2022, respectively.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	1Q21	1Q22
Liberty Broadband Operating Income (Loss)	$(101)	$7
Depreciation and amortization	64	64
Stock-based compensation	10	9
Litigation settlement, net of recoveries(a)	110	—
Liberty Broadband Adjusted OIBDA (Loss)	$83	$80
GCI Holdings	$96	87
Corporate and other	(13)	(7)

a)	Included in Corporate and other for the three months ended March 31, 2021 is the accrual of a one-time payment to settle litigation relating to the merger of Liberty Broadband and GCI Liberty (Hollywood Firefighters’ Pension Fund, et al. v. GCI Liberty, Inc., et al.) pursuant to an agreement in principle signed with plaintiffs’ counsel on May 5, 2021. Liberty Broadband agreed to the final settlement amounts with its insurance carriers in the third quarter of 2021. For more information, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

LIBERTY BROADBAND CORPORATION

BALANCE SHEET INFORMATION

(unaudited)

	March 31,	December 31,
	2022	2021

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$300	191
Trade and other receivables, net of allowance for credit losses of $4 and $4, respectively	169	206
Prepaid and other current assets	77	62
Total current assets	546	459
Investment in Charter, accounted for using the equity method	12,902	13,260
Property and equipment, net	1,010	1,031
Intangible assets not subject to amortization
Goodwill	762	762
Cable certificates	550	550
Other	37	37
Intangible assets subject to amortization, net	559	573
Tax sharing receivable	63	86
Other assets, net	201	210
Total assets	$16,630	16,968

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$97	99
Deferred revenue	22	25
Current portion of debt, including $22 and $25 measured at fair value, respectively	25	28
Indemnification obligation	239	324
Other current liabilities	154	106
Total current liabilities	537	582
Long-term debt, net, including $1,359 and $1,403 measured at fair value, respectively	3,989	3,733
Obligations under finance leases and tower obligations, excluding current portion	88	89
Long-term deferred revenue	35	35
Deferred income tax liabilities	2,002	1,998
Preferred stock	203	203
Other liabilities	177	189
Total liabilities	7,031	6,829
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 22,558,925 and 23,232,342 at March 31, 2022 and December 31, 2021, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,544,548 and 2,544,548 at March 31, 2022 and December 31, 2021, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 139,860,028 and 144,854,780 at March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	5,375	6,214
Accumulated other comprehensive earnings (loss), net of taxes	10	14
Retained earnings	4,197	3,898
Total stockholders' equity	9,583	10,127
Non-controlling interests	16	12
Total equity	9,599	10,139
Commitments and contingencies
Total liabilities and equity	$16,630	16,968

LIBERTY BROADBAND CORPORATION

STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	March 31,
	2022	2021

	amounts in millions, except per share amounts
Revenue	$238	247
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	66	69
Selling, general and administrative, including stock-based compensation	101	105
Depreciation and amortization	64	64
Litigation settlement, net of recoveries	—	110
	231	348
Operating income (loss)	7	(101)
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(26)	(33)
Share of earnings (losses) of affiliate	303	189
Gain (loss) on dilution of investment in affiliate	(56)	(82)
Realized and unrealized gains (losses) on financial instruments, net	137	99
Other, net	(21)	(8)
Earnings (loss) before income taxes	344	64
Income tax benefit (expense)	(45)	(12)
Net earnings (loss)	299	52
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$299	52
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.79	0.27
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.77	0.27

LIBERTY BROADBAND CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Three months ended
	March 31,
	2022	2021

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$299	52
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	64	64
Stock-based compensation	9	10
Litigation settlement, net of recoveries	—	110
Share of (earnings) losses of affiliate, net	(303)	(189)
(Gain) loss on dilution of investment in affiliate	56	82
Realized and unrealized (gains) losses on financial instruments, net	(137)	(99)
Deferred income tax expense (benefit)	6	11
Other, net	(1)	(2)
Change in operating assets and liabilities:
Current and other assets	65	165
Payables and other liabilities	32	(11)
Net cash provided by (used in) operating activities	90	193
Cash flows from investing activities:
Capital expenditures	(32)	(28)
Cash received for Charter shares repurchased by Charter	602	518
Other investing activities, net	4	—
Net cash provided by (used in) investing activities	574	490
Cash flows from financing activities:
Borrowings of debt	300	—
Repayment of debt, finance leases and tower obligations	(2)	(183)
Repurchases of Liberty Broadband common stock	(843)	(738)
Other financing activities, net	(3)	(2)
Net cash provided by (used in) financing activities	(548)	(923)
Net increase (decrease) in cash, cash equivalents and restricted cash	116	(240)
Cash, cash equivalents and restricted cash, beginning of period	206	1,433
Cash, cash equivalents and restricted cash, end of period	$322	1,193